CO-MEDIA, INC.

( A DEVELOPMENT STAGE COMPANY )

FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31, 2000

TABLE OF CONTENTS

Page Number

INDEPENDENT ACCOUNTANT'S REPORT	1

FINANCIAL STATEMENT

Balance Sheets	2

Statements of Operations and Deficit
Accumulated During the Development Stage	3

Statement of Changes in Stockholders' Equity	4

Statements of Cash Flows	5

Notes to the Financial Statements	6-7

David E. Coffey, 6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103
____________________________________________________________________________
Certified Public Accountant Phone (702) 871-3979 FAX (702) 871-6769

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders
of Co-Media, Inc.
Las Vegas, Nevada

I have audited the accompanying balance sheets of Co-Media, Inc. (a development stage company) as of December 31, 2001 and December 31, 2000 and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from May 17, 1996, (date of inception) to December 31, 2001. These statements are the responsibility of Co-Media, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Co-Media, Inc. as of December 31, 2001 and December 31, 2000 and the results of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from May 17, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David E. Coffey, C. P. A.
Las Vegas, Nevada
June 16, 2003

CO-MEDIA, INC. ( A DEVELOPMENT STAGE COMPANY ) BALANCE SHEETS
	December 31, 2001	December 31, 2000
ASSETS
Assets	$0	$0
	----------------	----------------
Total Assets	$0	$0
	=========	=========
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities	$0	$0
	----------------	----------------
Total Liabilities	0	0
Stockholders' Equity
Common stock, authorized 50,000,000 shares at $.0001 par value, issued and outstanding 8,892,017 shares and 12,175,000 shares, respectively, after giving effect to a
1 for 20 reverse split effective November 5, 2001	889	1,218
Additional paid-in capital	3,445	1,750
Deficit accumulated during the
development stage	(4,334)	(2,968)
	----------------	----------------
Total Stockholders' Equity	0	0
Total Liabilities and Stockholders' Equity	$0	$0
	=========	=========
The accompanying notes are an integral part of these financial statements.

- 2 -

CO-MEDIA, INC. ( A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE ( With Cumulative Figures From Inception )
	Year ending December 31,		From Inception,
	2001 ----------------------	2000 ----------------------	May 17, 1996 to Dec. 31, 2001 ----------------------
Income	$0	$0	$0
Expenses
Administrative expenses	566	468	3,534
TV programming	800 -------------------	0 -------------------	800 --------------------
Total expenses	1,366	468	4,334
Net loss	(1,366)	(468)	$(4,334)
Retained earnings,
beginning of period	(2,968) ----------------------	(2,500) ----------------------
Deficit accumulated during
the development stage	$(4,334) ============	$(2,968) ============

Earnings ( loss ) per share, assuming
dilution, after giving effect to a 100 for 1
stock split effective November 30, 1998,
a 3 for 1 split effective November 15, 1999 and a reverse split 1 for 20, effective

November 5, 2001:
Net loss	$0.00 ==========	$0.00 ============	$(0.01) =============
Weighted average shares
outstanding	873,293	10,616,667	490,434
	============	============	=============
The accompanying notes are an integral part of these financial statements.
	- 3 -

CO-MEDIA, INC. ( A DEVELOPMENT STAGE COMPANY ) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FROM MAY 17, 1996, ( Date of Inception ) TO DECEMBER 31, 2001
	Common Stock		Additional Paid-in Capital --------------	Deficit accumul- ated during the development stage --------------------	Total --------------
	Shares ----------------	Amount -------------
Balance, May 17, 1996	0	0	0	0	0
Issuance of common stock for cash,	25,000	2,500	0	0	2,500
Less net loss	0	0	0	(2,500)	(2,500)
	---------------	-------------	-------------	-------------------	--------------
Balance, December 31, 1996	25,000	2,500	0	(2,500)	0

Less net loss	0	0	0	0	0
	---------------	-------------	-------------	-------------------	------------
Balance, December 31, 1997	25,000	2,500	0	(2,500)	0

Changed from no par to $.0001 par
value, November 30, 1998	0	(2,498)	2,498	0	0
Stock split 100 for 1, November 30, 1998	2,475,000	248	(248)
Less net loss	0	0	0	0	0
	---------------	-------------	-------------	-------------------	------------
Balance, December 31, 1998	2,500,000	250	2,250	(2,500)	0

Stock split 3 for 1 effective
November 15, 1999	5,000,000	500	(500)	0	0
Less net loss	0	0	0	0	0
	---------------	-------------	-------------	-------------------	------------
Balance, December 31, 1999	7,500,000	750	1,750	(2,500)	0

Issuance of common stock for services,
March-June 2000	4,675,000	468	0	0	468
Less net loss	0	0	0	(468)	(468)
	---------------	-------------	-------------	-------------------	------------
Balance, December 31,2000	12,175,000	1,218	1,750	(2,968)	0
Issuance of common stock for services,
March-June, 2001	5,665,176	566	0	0	566
Reverse split 1 for 20, effective
November 5, 2001	(16,948,159)	(1,695)	1,695	0	0
Issuance of common stock for services,
November 5, 2001	8,000,000	800	0	0	800
Less net loss	0	$0	0	(1,366)	(1,366)
	---------------	-------------	-------------	-------------------	------------
Balance, December 31, 2001	8,892,017	$889	$3,445	$(4,334)	$0
	========	=======	========	===========	========
The accompanying notes are an integral part of these financial statements.
		- 4 -

CO-MEDIA, INC. ( A DEVELOPMENT STAGE COMPANY ) STATEMENTS OF CASH FLOWS ( With Cumulative Figures From Inception )
	Year ending December 31,		From Inception,
			May 17, 1996, to
	2001	2000	Dec. 31, 2001
	-----------------------	-----------------------	--------------------------
CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES
Net Income (Loss)	$(1,366)	$(468)	$(4,334)
Adjustments to reconcile net loss to
cash used by operating activity	0	0	0
Issuance of stock for services	1,366	468	1,834
	---------------	---------------	------------------
NET CASH PROVIDED BY
OPERATING ACTIVITIES	0	0	(2,500)
CASH FLOWS USED BY
INVESTING ACTIVITIES	0	0	0
	---------------	---------------	------------------
NET CASH USED BY
INVESTING ACTIVITIES	0	0	0
CASH FLOWS FROM FINANCING
ACTIVITIES
Sale of common stock	0	0	38
Additional paid-in capital	0	0	2,462
	---------------	---------------	------------------
NET CASH PROVIDED BY
FINANCING ACTIVITIES	0	0	2,500
	---------------	---------------	-----------------
NET INCREASE IN CASH	0	0	$0
			===========
CASH AT BEGINNING OF PERIOD	0	0
	---------------	---------------
CASH AT END OF PERIOD	$0	$0
	=========	=========
SUPPLEMENTAL INFORMATION:		COMMON STOCK	PAID-IN CAPITAL
Common stock sold for cash		$38	$2,462
Common stock issued for services		851	983
		-----------------	-----------------
Equity totals on the balance sheet		$889	$3,445
		===========	===========
The accompanying notes are an integral part of these financial statements.
	- 5 -

CO-MEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND DECEMBER 31, 2000

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated as Overtime, Ltd. on May 17, 1996, under laws of the State of Nevada. Later the Company was named Callwriter, Inc. On November 10, 1999, the Company changed its name to American Boardsports. On November 29, 1999, the Company changed its name to Sierra Pacific Gypsum Corporation. On June 15, 2000, the Company changed its name to Sanitec Holdings USA. On November 29, 2000, the Company changed its name to Co-Media, Inc. On June 27, 2001, the Company changed its name to Select, Inc. Then on November 22, 2001, the Company changed its name back to Co-Media, Inc.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE C ISSUANCE AND SPLITS OF COMMON STOCK

In May of 1996, the Company issued 25,000 shares of no-par common stock at $.10 per share for a total of $2,500 cash which was used for working capital.

On November 30, 1998, the Company amended its Articles of Incorporation to authorize the issue of 50,000,000 shares and established a par value of $.0001.

Also on November 30, 1998, the Company split its stock 100 for 1. The 25,000 pre-split shares became 2,500,000 shares issued and outstanding.

On November 15, 1999, the Company split its common stock 3 for 1. The 2,500,000 pre-split shares became 7,500,000 shares issued and outstanding.

CO-MEDIA, INC.
( A DEVELOPMENT STAGE COMPANY )
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND DECEMBER 31, 2000
(continued)

NOTE C ISSUANCE AND SPLITS OF COMMON STOCK (Continued)

The Company issued 4,675,000 shares of its common stock during the period March-June of 2000, for services valued at $.0001 per share, a total of $468.

The Company issued 5,665,176 shares of its common stock during the period March-September, 2001, for services valued at $.0001 per share, a total of $566.

On November 5, 2001, the Company reverse split its common stock 1 for 20. The 17,840,176 pre-split shares became 892,017 shares outstanding.

Also on November 5, 2001, the Company issued 8,000,000 post-split shares for TV programming services valued at $.0001 per share, a total of $800.

NOTE D GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital it would be unlikely for the Company to continue as a going concern.